ROSS MILLER	Filed in the office of	Document Number
Secretary of State	Ross Miller	20070433939-70
204 North Carson	Secretary of State	Filing Date and Time
Street, Ste 1 Carson City,	State of Nevada	06/25/2007 2:30 PM
Nevada 89701-4299 (775) 684		Entity Number
5708		C6679-1996
Website: secretaryofstate.biz

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY — DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.	Name of corporation:

Samaritan Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if
Any, of shares before the change:

Common Stock: @$0.001 par value / 250,000,000 shares
Preferred Stock: @$0.001 par value / 5,000,000 shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: @$0.001 par value / 41,665,000 shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Stock: @$0.001 par value / 27,709,576 shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Instead of issuing fractional shares, Samaritan Pharmaceuticals, Inc. will issue one full share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. No cash will be paid nor will any script be issued in connection with the reverse stock split.

7. Effective date of filing (optional): 7/5/07 .     .

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: /s/ Eugene Boyle , CFO

Title
IMPORTANT: Failure to include any of the above information and submit the proper fees may
cause this filing to be rejected.	Nevada Secretary of State AM 78.209 2007
This form must be accompanied by appropriate fees. Revised 01/01/2007